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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Inland Real Estate Corporation
(Name of Registrant as Specified In Its Charter)

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INLAND REAL ESTATE CORPORATION

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

AND

PROXY STATEMENT

DATE:	June 18, 2003
TIME:	10:00 a.m., central time
PLACE:	2901 Butterfield Road Oak Brook, Illinois 60523

May 2, 2003

To Our Stockholders:

        We are required by the terms of our governing documents to report certain information to you on an annual basis. In particular we are required to report to you: (1) the ratio of the costs of raising capital during the year to the capital raised; (2) the "total operating expenses" stated as a percentage of "average invested assets" and "net income"; (3) a report from our independent directors that the policies being followed by us are in your best interest, and the basis for this determination; and (4) full disclosure of all material terms, factors and circumstances surrounding any and all transactions including us, our directors and any affiliate of ours, during the last fiscal year.

        During the fiscal year ended December 31, 2002, we raised approximately $21.7 million in equity capital through our dividend reinvestment plan. We incurred no costs in raising this capital. We also generated approximately $215.9 million of debt capital, of which $46.5 million was used to refinance existing debt during the year, and incurred costs of approximately $2.7 million in connection with this capital. This equates to a ratio of 1.26%. Our "total operating expenses" as a percentage of "average invested assets" and "net income" was 0.43% and 6.7% respectively. The material terms, factors and circumstances surrounding any and all transactions involving us, our directors and any of our affiliates are described in our proxy statement under the caption "Certain Relationships and Related Transactions."

        The report of our independent directors is attached as Appendix A. This letter and the attached report of our independent directors is provided to you as required by our governing documents and should not be considered additional soliciting material or filed under the Securities Exchange Act of 1934. We thank you for your support.

Respectfully Submitted,

Robert D. Parks Chairman of the Board President and Chief Executive Officer

May 2, 2003

Dear Stockholder:

        We cordially invite you to attend our annual meeting of stockholders. The meeting will be held on Wednesday, June 18, 2003, at 10:00 a.m., central time, at our offices located at 2901 Butterfield Road, Oak Brook, Illinois 60523. At the meeting, stockholders will be asked to vote on a number of important matters. Please read each of the proposals described in the attached proxy statement.

        We look forward to seeing you at the meeting and we thank you for your support.

Sincerely,

Robert D. Parks Chairman of the Board, President and Chief Executive Officer

Dear Stockholder:

        Our annual stockholders' meeting will be held on Wednesday, June 18, 2003, at 10:00 a.m. at our offices located at 2901 Butterfield Road in Oak Brook, Illinois. At our annual meeting, we will ask you to:

  •
  elect seven directors;

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  ratify the selection of KPMG LLP as our independent auditor for 2003; and

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  transact any other business that may properly be presented at the annual meeting.

        If you were a stockholder of record at the close of business on April 28, 2003, you may vote in person at the annual meeting or submit the enclosed proxy. A list of these stockholders will be available at our offices before the annual meeting.

        Please sign, date and promptly return the enclosed proxy card in the enclosed envelope, or vote by telephone or Internet (instructions are on your proxy card), so that your shares will be represented whether or not you attend the annual meeting.

By order of the Board of Directors,

David J. Kayner Secretary and General Counsel
May 2, 2003

INFORMATION ABOUT THE ANNUAL MEETING

  Information About Attending the Annual Meeting

        The board of directors is soliciting your vote for the 2003 annual meeting of stockholders. You will be asked to vote on:

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  Electing directors;

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  Ratifying KPMG LLP as the Company's auditors for 2003; and

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  Any other business that comes before the meeting.

        If you own shares of common stock in more than one account, such as individually and jointly with your spouse, you may receive more than one set of these materials. Please make sure to vote all of your shares. This proxy statement summarizes information we are required to provide to you under the rules of the Securities and Exchange Commission. These rules are designed to assist you in voting your shares. We began mailing the proxy materials on or about May 2, 2003.

  Information About Voting

        You will have one vote for each share of common stock that you owned on April 28, 2003 (the record date). As of April 28, 2002, there were 64,968,735.6205 shares outstanding. There is no cumulative voting. A majority of the outstanding shares, or 33,134,055.1665 shares, must be present to hold the annual meeting. Inland Real Estate Investment Corporation, an entity controlled by one of our directors owns approximately 6,065,434 shares or 9.3% of our outstanding common stock. No other single stockholder controls as much as 5% of our common stock.

        You may vote in person or by granting us a proxy to vote on the proposals. To vote by proxy you must either:

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  Sign, date and return the enclosed proxy card in the enclosed envelope. If you grant us a proxy, you may nevertheless revoke your proxy at any time before it is exercised by: (1) sending written notice to us, attention: Robert D. Parks; (2) providing us with a later-dated proxy; or (3) attending the annual meeting in person and voting your shares. Merely attending the annual meeting, without further action, will not revoke your proxy;

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  Over the Internet by following the instructions provided on the proxy card; or

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  via telephone by following the instructions provided on the proxy card.

        If you return your proxy card, but do not indicate how your shares should be voted, they will be voted for the election of the individuals nominated for director and for the selection of KPMG LLP as our independent auditor for 2003.

  Information Regarding Tabulation of the Vote

        We will tabulate all votes cast at the meeting and will appoint one of our officers to act as inspector of election at the meeting.

  Quorum Requirement

        Stockholders owning a majority of our shares must be present in person or by proxy in order for action to be taken at the meeting. For these purposes, "abstentions" and "broker non-votes" will be counted as present for determining whether a majority is present. A broker non-vote occurs when shares registered in the name of a broker are not voted because the broker does not have the authority to do so. A broker non-vote will have no effect on the matters scheduled to be considered at the annual meeting.

  Information About Votes Necessary for Action to be Taken

        The seven individuals receiving the greatest number of votes will be elected to serve as directors; provided that a majority of these individuals must be "independent." A person is considered to be "independent" under our governing documents if he or she: (1) is not affiliated with The Inland Group, Inc. or any of its affiliates; (2) does not serve as a director for more than two real estate investment trusts organized by The Inland Group and its affiliates; (3) performs no other services for us except as a director; and (4) does not own more than ten percent (10%) of our issued and outstanding common stock. Ratification of KPMG LLP as our independent auditor requires a "yes" vote from a majority of the votes actually cast on the matter. If the annual meeting is postponed or adjourned, your proxy will still be good and may be voted at the postponed or adjourned meeting. You will also be able to change or revoke your proxy until it is voted.

  Costs of Proxies

        We will pay all the costs of soliciting proxies and holding the annual meeting. We have not retained a third party to assist in this process. Instead, proxies will be solicited solely by our directors, officers or employees. We will not pay additional compensation to these individuals for these activities. We also intend to request that brokers, banks and other nominees solicit proxies from their principals. We will pay the brokers, banks and other nominees for certain expenses that they incur for these activities.

  Other Matters

        We are not aware of any other matter which will be presented at the annual meeting. Generally, no business, aside from the items discussed in this proxy statement may be transacted at the meeting. However, if any other matter properly comes before the annual meeting as determined by the chairman of the meeting, your proxies are authorized to act on the proposal at their discretion. Generally, for nominations or other business to be properly brought before the annual meeting by one of our stockholders, the stockholder seeking to make a nomination or bring other business before the meeting must provide, among other things, notice thereof in writing to our secretary at our principal offices not less than forty-five (45) days before the anniversary date on which we first mailed our notice of meeting and proxy materials for the prior year's annual meeting. We mailed the notice and proxy materials for the 2001 annual meeting on April 22, 2002. Therefore, any stockholder desiring to nominate a person for election to the board or to bring other business before the meeting was required to provide us with notice by March 7, 2003. We did not receive notice of any such proposals by that date.

  Electronic Access/Available Information

        This proxy statement and the Annual Report on Form 10-K are available on our Internet website at www.inlandvote.com and www.inlandrealestate.com. You can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. If you are a stockholder of record, you can choose this option and save us the cost of producing and mailing these documents by following the instructions provided to you when you vote over the Internet. If you choose to view future proxy statements and annual reports over the Internet, you will receive an e-mail message next year containing the Internet address to access our proxy statement and annual report. Your choice will remain in effect until you tell us otherwise. You do not have to elect Internet access each year. To view, cancel or change your enrollment, please go to www.inlandvote.com. We file reports, proxy materials and other information with the Securities and Exchange Commission ("SEC"). These reports, proxy materials and other information can be inspected and copied at the Public Reference Section maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; The Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at 233 Broadway, New York, New York 10279. Copies can be obtained by mail from the SEC at prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. The SEC also maintains a site on the World Wide Web (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

        Our board has nominated all of the current directors for reelection at the 2003 annual meeting. Ms. Lawton and Messrs. Burris, Herter and Simmons have been nominated to serve as independent directors. We know of no reason why any nominee will be unable to serve if elected. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the board, or the board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his or her term, or if the board increases the number of directors, the board may fill the vacancy until the next annual meeting of stockholders. The following gives information, provided by the nominees, about their principal occupation, business, experience and other matters:

        Roland W. Burris, 65.    Independent Director since January 1996. Mr. Burris has been Manager and Chief Executive Officer of Burris & Lebed Consulting LLC and of counsel to the law firm Burris, Wright, Slaughter & Tom, LLC since April 2002. Prior to that, Mr. Burris was of counsel to law firm of Buford & Peters LLC from January 1999 to March 2002, and served as the Managing Partner of Jones, Ware & Grenard, a law firm, from June 1995 to December 1998. Mr. Burris concentrates his practice primarily in the areas of environmental, banking and consumer protection law. From 1973 to 1995, Mr. Burris held various governmental positions in the State of Illinois including State Comptroller (1979 to 1991) and Attorney General (1991 to 1995). Mr. Burris serves on the board of the Illinois Criminal Justice Authority, the Financial Accounting Foundation, the Law Enforcement Foundation of Illinois, the African American Citizens Coalition on Regional Development and the Boy Scouts of America. He currently serves as chair of the Illinois State Justice Commission and is an adjunct professor in the Master of Public Administration Program at Southern Illinois University.

        G. Joseph Cosenza, 58.    Director since our formation in 1994 and a member of our management committee since March 2001. Mr. Cosenza is a founding stockholder of, and a Director and Vice Chairman of The Inland Group, Inc., our affiliate, where, among other things, he supervises a staff of 15 property acquisition personnel. The Inland Group, Inc. is a diversified real estate and financial services organization located in Oak Brook, Illinois. In addition, Mr. Cosenza serves on the board, or as an officer, of entities wholly-owned or controlled by The Inland Group. Mr. Cosenza has been a licensed real estate broker since 1968 and an active member of various national and local real estate associations, including the National Association of Realtors and the Urban Land Institute.

        Daniel L. Goodwin, 58.    Director and a member of our management committee since April 2001. Mr. Goodwin is a founding and controlling stockholder of, and the Chairman of the Board and Chief Executive Officer of, The Inland Group, Inc. Mr. Goodwin also serves as a director or officer of entities wholly-owned or controlled by The Inland Group. In addition, Mr. Goodwin is the Chairman of the Board, President and Chief Executive Officer of Inland Bancorp and serves on the Board of Directors of the Illinois State Affordable Housing Trust Fund, the American National Bank of DuPage and the New Directions Housing Corporation and is a Chairman of the Board of Trustees of Northeastern Illinois University. Mr. Goodwin is also a licensed real estate broker and a member of the National Association of Realtors, the Illinois Association of Realtors and the Northern Illinois Commercial Association of Realtors.

        Joel G. Herter, 65.    Independent Director since 1997, Mr. Herter is a senior consultant of Wolf & Company LLP, certified public accountants, where he has been employed since 1978. Mr. Herter's business experience includes providing accounting and auditing, tax and general business services including venture and conventional financing, forecasts and projections and strategic planning to a variety of industries. Mr. Herter is a member of the American Institute of Certified Public Accountants and the Illinois CPA Society. Mr. Herter currently serves as Chairman of the Board of Trustees of Elmhurst Memorial Hospital; Director of Suburban Bank and Trust Company; Chairman of the Board of Trustees of Elmhurst College; Chairman of the DuPage Water Commission; and Treasurer to the House Republican Campaign Committee and Friends of Lee Daniels Committee. Mr. Herter also serves on the board of the Illinois Sports Facilities Authority.

        Heidi N. Lawton, 40.    Independent Director since October 1994, Ms. Lawton is the President of Lawton Realty Group, Inc., a commercial real estate brokerage and management firm which she founded in 1989. Ms. Lawton is responsible for all aspects of its operations, including structuring real estate investments, procuring partner/investors, acquiring land and properties and obtaining financing for development or acquisition. Ms. Lawton has been licensed as a real estate professional since 1982.

        Robert D. Parks, 59.    Chairman of the Board, President, Chief Executive Officer and a member of our management committee. Mr. Parks has been a Director since our formation in October 1994. Mr. Parks also served as our President from 1994 through June 2000. Mr. Parks reassumed the office of President and Chief Executive Officer in March 2001. Mr. Parks is a founding stockholder and a Director of The Inland Group, Inc. Mr. Parks also serves on the board, or as an officer, of entities wholly-owned or controlled by The Inland Group. Mr. Parks is primarily responsible for managing The Inland Group affiliated broker-dealer and other marketing and investor relations activities. Mr. Parks is also Chairman of the Board, Chief Executive Officer and a Director of Inland Retail Real Estate Trust, Inc. He is a registered Direct Participation Program Principal with the National Association of Securities Dealers, Inc. and a member of the Real Estate Investment Association and the National Association of Real Estate Investment Trusts.

        Joel D. Simmons, 44.    Independent Director since 2000. Mr. Simmons is a limited partner of Cohen Financial, a national real estate finance company, where he has been employed since November 1983. Mr. Simmons focuses on structuring and managing capital for commercial real estate transactions. Mr. Simmons serves on the Board of Directors of Albany Bank & Trust Co. of Chicago, is a member of the International Council of Shopping Centers and sits on the ICSC Illinois State Committee.

        RECOMMENDATION OF THE BOARD: The board recommends that you vote "FOR" the election of all seven nominees.

Independent Director Compensation

        The independent directors are paid an annual fee of $18,000 plus a fee for each board or committee meeting attended in person or by telephone equal to $750 and $500, respectively. In addition, each year on the date of our annual meeting of stockholders, each independent director then in office receives a grant of options to purchase 1,000 shares of our common stock at an exercise price equal to the then fair market value of the stock. Messrs. Cosenza, Goodwin and Parks do not receive any fees or other remuneration for serving as directors.

Meetings of the Board of Directors and Committees of the Board

        During calendar year 2002, the board met nine times. Each director serving on the board during 2002 attended at least 75 percent of the total number of board meetings. During calendar year 2002, the audit committee met six times. The board has also formed a management committee comprised of Messrs. Cosenza, Goodwin, Parks and Mark Zalatoris, our chief financial officer, to oversee our day-to-day operations. During calendar year 2002, the management committee met twelve times.

AUDIT COMMITTEE REPORT

        In accordance with our written charter, which was approved in its current form by our board on April 20, 2001, the audit committee assists the board in overseeing the financial reporting process including evaluating the effectiveness of internal accounting and financial controls and procedures and controls over the Company's accounting, auditing and financial controls.

        Management is responsible for the financial reporting process, preparing consolidated financial statements in accordance with generally accepted accounting principles, designing and implementing a system of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. Our independent auditors are responsible for auditing the financial statements. The audit committee is responsible for monitoring and reviewing these procedures and processes. The audit committee is comprised of three independent directors whose independence has been determined by the board of directors based on the standards set forth in our governing documents. The members of the audit committee are not professionally engaged in the practice of accounting or auditing and, with the exception of Mr. Herter, are not experts in the fields of accounting or auditing. The audit committee relies in part, without independent verification, on the information provided to it and on the representations made by management and the independent auditors that the financial statements have been prepared in conformity with generally accepted accounting principles.

        During fiscal 2002, the audit committee met six times. During these meetings the members of the audit committee met separately and with members of our management and with the Company's independent auditors, KPMG LLP. The committee discussed numerous items at these meetings including the independent auditors' overall scope and plan for its audit of us. As part of these discussions, the audit committee discussed the results of the independent auditor's examination and their observations and evaluations of our internal controls. Further, the audit committee reviewed and discussed our audited consolidated financial statements as of and to the year ended December 31, 2002, with management and with the independent auditors.

        The audit committee also discussed with the independent auditors all of the matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended "Communication with Audit Committees." The audit committee also obtained a formal written statement from the independent auditors describing all relationships between the auditors and us that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The audit committee discussed with the auditors any relationships that may have an impact on their objectivity and independence and satisfied itself as to the auditors' independence. Further, the audit committee inquired into whether the independent auditors provide information technology services and other non-audit services to us and was advised that KPMG LLP does not provide any such services.

        At each of its meetings during 2002 and one of its meetings during 2003, the audit committee met with members of our executive management team and the independent auditors to review the certification required to be provided under the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission by the chief executive officer and chief financial officer.

        Based on the above-mentioned review and discussions with management and the independent auditors, the audit committee recommended to our board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE
Roland W. Burris
Joel G. Herter
Heidi N. Lawton

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

        We do not have a separate compensation committee. Instead, our entire board reviews and sets executive compensation based on the standards set forth in our governing documents. Our board relies on input and guidance from our management committee and from time to time on independent compensation firms. Mr. Parks, a member of our board and, hence, the committee, is also an officer.

        The primary focus of our compensation strategy is focused on creating value for our stockholders by attracting and retaining highly qualified employees at all levels. The compensation policy for executive officers focuses on paying base salary and bonus compensation comparable to industry standards.

        Base salaries for our executives are reviewed on an annual basis and increases are granted based on, among other things, comparable salary levels in the REIT industry and the particular executive's credentials. Incentive compensation bonuses are predicated on the executive satisfying, in most cases, predetermined performance targets based on both our overall performance and the executive's individual performance. For example, the employment agreements with Messrs. Zalatoris, Carr and Anderson, all contain provisions under which these persons will earn bonus compensation based on growth in our "Funds From Operations" or "FFO" compared against the growth in FFO for the National Association of Real Estate Investment Trusts ("NAREIT") retail property sector. FFO is a financial metric commonly used by investors and analysts to evaluate a REIT's performance. NAREIT is an industry trade group that has, among other things, developed standards for evaluating REIT performance. FFO is also used to determine the number of restricted shares of our stock issued to these individuals under their respective employment agreements. The compensation arrangements with our chief executive officer, Mr. Parks, are covered in the consulting agreement with Mr. Parks. We do not have an employment agreement with Mr. Kayner, our secretary and general counsel. His compensation is based on an evaluation of market rates for individuals with similar experience.

        In reviewing compensation matters, we consider the anticipated tax treatment to us and to our executives of various payments and benefits. The deductibility of some types of compensation payments depends upon the timing of an executive's vesting or exercise of previously granted rights. Furthermore, interpretations of, and changes in, the tax laws and other factors beyond our board's control also affect the deductibility of compensation. For these and other reasons, executive compensation is not necessarily limited to amounts deductible under Section 162(m) of the Internal Revenue Code. Our board will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

Roland W. Burris	Heidi N. Lawton
G. Joseph Cosenza	Robert D. Parks
Daniel L. Goodwin	Joel D. Simmons
Joel G. Herter

Disclosure of Auditor Fees

        The following is a description of the fees billed to us by KPMG LLP during the fiscal year ended December 31, 2002:

        Audit Fees:    We paid fees to KPMG LLP for professional services rendered for the audit of our annual financial statements for the year ended December 31, 2002 and KPMG LLP's review of our interim financial statements included in our quarterly reports on Form 10-Q during the year ended December 31, 2002, totaling approximately $178,500.

        Financial Information Systems Design and Implementation Fees:    We did not engage KPMG LLP to provide advice to us regarding financial information systems design and implementation during the year ended December 31, 2002.

        All Other Fees:    We paid KPMG LLP approximately $52,500 during the fiscal year ended December 31, 2002, for all other non-audit services rendered to us by KPMG LLP. These services consisted primarily of preparation fees associated with compliance tax returns.

EXECUTIVE COMPENSATION

Compensation Tables

        The table set forth below reports the compensation paid to our chief executive officer and our four other most highly compensated executive officers. These five individuals are referred to as the "covered executives." The tables include salaries and bonuses paid during the last three years. On July 1, 2000, we completed our merger with Inland Commercial Property Management, Inc. and Inland Real Estate Advisory Services, Inc. and became a "self-administered" entity. Prior to that date, we did not have any employees or pay any compensation to our executive officers. Instead we paid Inland Real Estate Advisory Services and Inland Commercial Property Management fees for advisory and property management services, respectively. Following the merger, we hired a staff of employees and entered into employment contracts with certain officers.

			Annual Compensation			Long-Term Compensation
						Awards			Payouts
Name and Principal Position	Year		Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)		Securities Underlying Options/SARs (#)	LTP Payouts ($)	All Other Compensation ($)
Robert D. Parks CEO	2002 2001 2000	*	50,000 50,000 25,000	— — —	— — —	— — —		— — —	— — —	— — —
Mark E. Zalatoris CFO	2002 2001 2000	*	190,000 167,500 62,500	— 10,000 —	— — —	— 10,000 —	**	— 909.09 —	— — —	— — —
David J. Kayner General Counsel	2002 2001 2000	***	179,615 58,333 n/a	10,000 — n/a	— — n/a	— — n/a		— — n/a	— — n/a	— — n/a
D. Scott Carr President, Inland Commercial Prop. Mgmt.	2002 2001 2000	*	135,000 110,000 49,875	— 10,000 —	— — —	— 20,000 —	**	— 1,818.18 —	— — —	— — —
William W. Anderson Vice President	2002 2001 2000	*	120,000 100,000 50,000	— 8,000 —	— — —	— 20,000 —	**	— 1,818.18 —	— — —	— — —

*
Amounts for the year 2000 reflect the post-merger period from July 1 through December 31.

**
Reflects the dollar value of restricted stock issued at a value of $11 per share.

***
Amount reflects compensation as of the start date of Mr. Kayner's employment, September 1, through December 31.

Executive Officers

        The board of directors annually elects our executive officers. These officers may, subject to their respective employment agreements, be terminated at any time. Listed below is information about our executive officers except for Mr. Parks, whose biography is included above.

        Mark E. Zalatoris, 45.    Senior Vice President, Treasurer, Chief Financial Officer and a member of our management committee. Mr. Zalatoris became a full-time employee in July 2000 following our merger with our former advisor and property manager. Prior to that, Mr. Zalatoris was employed by an affiliate of The Inland Group, Inland Real Estate Investment Corporation as a Vice President with primary responsibility for asset management and due diligence functions. Mr. Zalatoris is a certified public accountant, holds a general securities license and is a member of the National Association of Real Estate Investment Trusts.

        David J. Kayner, 64.    Secretary and General Counsel. Mr. Kayner joined us in September, 2001. From 1973 to 2001, Mr. Kayner was a partner at the law firm of Piper Rudnick (f/k/a Piper, Marbury, Rudnick & Wolfe), where he concentrated his legal practice in real estate law, and from 1982 to 1990 he acted as a managing partner. Mr. Kayner is admitted to practice law in the State of Illinois and is a member of the American Bar Association, Illinois State Bar Association and the Chicago Bar Association. Also, he has served as an adjunct professor of law at the John Marshall School of Law.

        William W. Anderson, 44.    Vice President—Acquisitions and Sales. Mr. Anderson became a full-time employee in July 2000 following the merger. From 1996 to 2000, Mr. Anderson was employed by an affiliate of The Inland Group, Inland Real Estate Acquisitions, Inc., as an Assistant Vice President. Mr. Anderson's responsibilities included analyzing and negotiating the acquisition of shopping centers, apartments and net leased commercial properties.

        D. Scott Carr, 37.    President of our property management subsidiary. Mr. Carr became a full-time employee in July 2000 following the merger. Mr. Carr has been employed by our property management subsidiary since 1994. Mr. Carr's responsibilities include overseeing all property management operations.

(Rest of page intentionally left blank)

Employment Agreements

        Robert D. Parks: President, Chief Executive Officer and Chairman of the Board.    Mr. Parks, who is also a principal of the Inland Group, Inc. serves pursuant to a consulting agreement entered into at the time of the merger in 2000. Under this agreement, we pay Mr. Parks an annual salary equal to $50,000. Mr. Parks is also eligible to participate in our benefit plans such as health and disability insurance and 401(k) plans. The agreement automatically renews for an additional one-year period unless either party provides written notice of its intent not to renew at least thirty days prior to expiration of the then current term. We retain the right to terminate the agreement both with and without "cause" which is defined as:

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  conduct amounting to fraud, embezzlement or illegal misconduct;

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  conduct that we reasonably believed has brought us into substantial public disgrace or disrepute;

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  failure by Mr. Parks to perform his duties;

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  gross negligence or willful misconduct by Mr. Parks with respect to us or our clients, employees and activities; or

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  any other material breach of the agreement or any other agreement to which we and Mr. Parks were a party or, among other things, a material breach of any written policy regarding conflicts of interest, standards of business conduct or fair employment practices.

        If we were to terminate Mr. Parks without "cause," we would be required to pay him all base salary, vacation pay, reimbursable expenses, benefits and bonus that had accrued to the date of termination plus a severance payment equal to the base salary that would have been paid during the remaining portion of the then current term plus six additional months of the then current base salary. Mr. Parks has also agreed that during the term of the Agreement and for six months following termination for any reason, he will not compete with the Company, solicit customers or employees or take any action which is or could be reasonably expected to be detrimental to the Company, its affiliates or its and their employees or operations. Mr. Parks' agreement does not contain any provision requiring payment to Mr. Parks if a "change in control" occurs. Further, Mr. Parks is not prohibited from continuing his other business activities including serving as chairman of the board and chief executive officer of Inland Retail Real Estate Trust, Inc., a real estate investment trust which owns and acquires neighborhood and community shopping centers primarily in the eastern United States.

        Mark E. Zalatoris: Senior Vice President, Treasurer and Chief Financial Officer. On June 15, 2001, we entered into two agreements with Mr. Zalatoris, a Supplemental Agreement and a revised employment agreement. Under the Supplemental Agreement, we and Mr. Zalatoris agreed to, among other things: (1) rescind an employment agreement entered into in December 2000 effective immediately; (2) reinstate the terms of the employment agreement entered into in July 2000 effective immediately; and (3) enter into a revised employment agreement to be effective July 1, 2001 (the terms of which are described below).

        On July 1, 2001, the revised employment agreement became effective. Under the Revised Agreement, which expires on December 31, 2004, we have agreed to pay Mr. Zalatoris the following base salaries:

•	January 1, 2003—December 31, 2003:	$210,000
•	January 1, 2003—December 31, 2004:	$225,000

        Mr. Zalatoris is eligible for cash bonuses, a portion of which is in the discretion of our chief executive officer, of up to 60% of his base salary, calculated annually based on the growth in our FFO compared to the median growth rate in FFO published by the National Association of Real Estate Investment Trusts ("NAREIT") for the entities comprising the "retail property sector."

        So long as we employ Mr. Zalatoris, he will be entitled to additional compensation of up to 18,181.82 shares of our common stock based again on our relative growth in FFO when compared to the NAREIT retail property sector on December 31 of each year. As in the case of the bonus compensation, a portion thereof will be issued at the discretion of our chief executive officer.

        All of the shares issued to Mr. Zalatoris are and will be subject to vesting requirements. Twenty percent (20%) of the shares vest on each anniversary of the date of issuance. If Mr. Zalatoris is terminated for "cause" as defined in the agreement, or if he voluntarily terminates his employment, Mr. Zalatoris is required to forfeit all unvested shares. Unless forfeited, Mr. Zalatoris may vote all shares and receive dividends on all shares including those which have not vested.

        If the Revised Agreement and Mr. Zalatoris' employment are terminated due to Mr. Zalatoris' death or disability, he (or his estate or beneficiaries) will be entitled to any accrued but unpaid base salary, compensation for unused vacation days accrued as of the termination date, unreimbursed business expenses, vested benefits and the prorated portion of the incentive compensation Mr. Zalatoris received for the year prior to termination. In addition, all unvested shares of stock issued to him as compensation under the employment agreement will immediately vest and no longer be subject to forfeiture. If Mr. Zalatoris' employment is terminated without cause or by him for "good reason," in addition to the compensation set forth in the preceding sentence, he will also be entitled to an amount equal 1.25 times the sum of (A) his then current base salary, and (B) an amount equal to the incentive compensation which Mr. Zalatoris received for the year prior to termination; provided, however, if the termination occurs within two years of a "change of control," then in lieu of the compensation set forth in preceding clause of this sentence, Mr. Zalatoris will be entitled to an amount equal to 2.99 times the sum of (1) his then current base salary, (2) an amount equal to the incentive compensation which Mr. Zalatoris received for the year prior to termination, and (3) the value of any shares of common stock issued to him as compensation under the employment agreement for the year prior to termination.

        During the term of the Revised Agreement and for a period of one year following the termination thereof, Mr. Zalatoris has agreed to certain non-compete and non-solicitation provisions.

        D. Scott Carr: President, Inland Commercial Property Management.    Effective as of January 1, 2002, our property management subsidiary entered into an employment agreement with D. Scott Carr. The initial term expires on December 31, 2003, but we may renew the term for additional one-year periods by giving written notice to Mr. Carr of our intent to renew at least twenty days prior to the end of the previous term. Under the agreement, we are required to pay Mr. Carr a base salary of $138,240 for the period from January 1, 2003 to December 31, 2003. If the agreement is renewed, Mr. Carr's base salary will be adjusted on mutually agreeable terms and conditions. Mr. Carr is eligible for future cash bonuses of up to 27% of his base salary, calculated annually based on the growth in our FFO compared to the median growth rate in FFO published by the NAREIT for the entities comprising the "retail property sector."

        So long as Mr. Carr's employment has not been terminated for any reason, on January 1 of each remaining year of the agreement, he will be entitled to additional compensation of up to 5,454.55 shares of our common stock based again on our relative growth in FFO when compared to the NAREIT retail property sector.

        All of the shares issued to Mr. Carr are, and will be, subject to vesting requirements. Twenty percent (20%) of the shares vest on each anniversary of the date of issuance. If Mr. Carr is terminated for "cause" as defined in the agreement, or if he voluntarily terminates his employment, Mr. Carr is required to forfeit all unvested shares. Unless forfeited, Mr. Carr may vote all shares and receive dividends on all shares including those which have not vested.

        If Mr. Carr's employment is terminated due to Mr. Carr's death or disability, he (or his estate or beneficiaries) will be entitled to any accrued but unpaid base salary, compensation for unused vacation days accrued as of the termination date, unreimbursed business expenses, vested benefits and the prorated portion of the incentive compensation Mr. Carr received for the year prior to termination. In addition, all unvested shares of stock issued to him as compensation under the employment agreement will immediately vest and no longer be subject to forfeiture. If Mr. Carr's employment is terminated without cause or by him for "good reason," in addition to the compensation set forth in the preceding sentence, he will also be entitled to an amount equal 1.0 times the sum of (1) his then current base salary, plus (2) an amount equal to the incentive compensation which Mr. Carr received for the year prior to termination, plus (3) the value of any shares of common stock issued to him as compensation under the employment agreement for the year prior to termination; provided, however, if the termination occurs within three years of a "change of control," then in lieu of the compensation set forth in the preceding clause of this sentence, Mr. Carr will be entitled to an amount equal to 1.5 times the sum of (A) his then current base salary, (B) an amount equal to the incentive compensation which Mr. Carr received for the year prior to termination, and (C) the value of any shares of common stock issued to him as compensation under the employment agreement for the year prior to termination.

        During the term of the employment agreement and for a period of six months following the voluntary termination thereof, Mr. Carr has agreed to certain non-compete and non-solicitation provisions.

        William W. Anderson: Vice President, Acquisitions and Sales.    Effective as of January 1, 2002, we entered into an employment agreement with William W. Anderson. The initial term expires on December 31, 2003, but we may renew the term for additional one-year periods by giving written notice to Mr. Anderson of our intent to renew at least twenty days prior to the end of the previous term. Under the agreement, we are required to pay Mr. Anderson a base salary of $122,880 for the period from January 1, 2003 to December 31, 2003. If the agreement is renewed, Mr. Anderson's base salary will be adjusted on mutually agreeable terms and conditions. Mr. Anderson is eligible for future cash bonuses of up to 30% of his base salary, calculated annually based on the growth in our FFO compared to the median growth rate in FFO published by NAREIT for the entities comprising the "retail property sector."

        So long as Mr. Anderson's employment has not been terminated for any reason, on January 1 of each remaining year of the agreement, he will be entitled to additional compensation of up to 5,454.55 shares of our common stock based again on our relative growth in FFO when compared to the NAREIT retail property sector.

        All of the shares issued to Mr. Anderson are, and will be, subject to vesting requirements. Twenty percent (20%) of the shares vest on each anniversary of the date of issuance. If Mr. Anderson is terminated for "cause" as defined in the agreement, or if he voluntarily terminates his employment, Mr. Anderson is required to forfeit all unvested shares. Unless forfeited, Mr. Anderson may vote all shares and receive dividends on all shares including those which have not vested.

        If Mr. Anderson's employment is terminated due to Mr. Anderson's death or disability, he (or his estate or beneficiaries) will be entitled to any accrued but unpaid base salary, compensation for unused vacation days accrued as of the termination date, unreimbursed business expenses, vested benefits and the prorated portion of the incentive compensation Mr. Anderson received for the year prior to termination. In addition, all unvested shares of stock issued to him as compensation under the employment agreement will immediately vest and no longer be subject to forfeiture. If Mr. Anderson's employment is terminated without cause or by him for "good reason," in addition to the compensation set forth in the preceding sentence, he will also be entitled to an amount equal 1.5 times the sum of (A) his then current base salary, plus (B) an amount equal to the incentive compensation which Mr. Anderson received for the year prior to termination, plus (C) the value of any shares of common stock issued to him as compensation under the employment agreement for the year prior to termination; provided, however, if the termination occurs within three years of a "change of control," then in lieu of the compensation set forth in the preceding clause of this sentence, Mr. Anderson will be entitled to an amount equal to 1.5 times the sum of (1) his then current base salary, (2) an amount equal to the incentive compensation which Mr. Anderson received for the year prior to termination, and (3) the value of any shares of common stock issued to him as compensation under the employment agreement for the year prior to termination.

        During the term of the employment agreement and for a period of six months following the voluntary termination thereof, Mr. Anderson has agreed to certain non-compete and non-solicitation provisions.

Stock Option Grants

        Under our Independent Director Stock Option Plan, we are authorized to issue options to purchase up to 50,000 shares of our common stock to directors who are not, or have not been for at least five years, an employee or officer of the company or any of our subsidiaries. Each person who satisfies these criteria is issued an option to purchase 3,000 shares upon becoming a member of the board. Thereafter, each person is granted an option to purchase 1,000 shares on the date of each annual meeting assuming the person remains an independent director. The exercise price of each option is equal to fair market value as determined on good faith by our board of directors on the date of the grant. The initial grant of options vest and become exercisable as follows: (1) 1,000 shares on the date of grant, and (2) 1,000 shares on the first and second anniversary of the grant, respectively. All subsequent options vest and become exercisable on the second anniversary of the grant. The latest options granted on May 16, 2002, have exercise prices of $10.45 per share.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	27,500	12,000 at $9.05 1,500 at $9.50 14,000 at $10.45	22,500
Equity compensation plans not approved by security holders	5,454.54	$11.00	n/a
Total	32,954.54	$9.99	22,500

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PROPOSAL NO. 2—RATIFY APPOINTMENT OF KPMG LLP

        The audit committee, has selected KPMG LLP to serve as our independent auditor for the fiscal year ending December 31, 2003. We traditionally ask our stockholders to ratify the selection of an independent auditor, even though your approval is not required. Further, even if you do not approve the selection of KPMG LLP, we will not replace them for this fiscal year due to the added expense and delay that would result from replacing them and selecting a new auditor. Instead, the audit committee will consider the negative vote as a direction to consider a different auditor next year. The selection of KPMG LLP as our auditor must be ratified by a majority of the votes cast at the annual meeting.

        Representatives of KPMG LLP will attend the annual meeting. These representatives will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate stockholder questions.

        RECOMMENDATION OF THE BOARD: The board recommends that you vote "FOR" the appointment of KPMG LLP as our independent auditor for the fiscal year ending December 31, 2003.

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COMMON STOCK OWNERSHIP OF MANAGEMENT

        The following table sets forth information as of April 14, 2003, regarding the number and percentage of our outstanding shares of common stock beneficially owned, including shares which may be purchased within sixty (60) days of the date hereof upon the exercise of options by: (1) each director and each nominee for director; (2) each executive officer; and (3) all directors and executive officers as a group. The table also sets forth information as of April 9, 2002 with respect to any person known to us to be the beneficial owner of more than five percent (5%) of our outstanding common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
William W. Anderson(2)(3)	1,826.3044	*
Roland W. Burris(1)(4)(8)	10,700.4524	*
D. Scott Carr(2)(3)	2,198.0648	*
G. Joseph Cosenza(1)(3)(9)	16,203.8222	*
Daniel L. Goodwin(1)(3)(10)	6,246,563.7528	9.6
Joel G. Herter(1)(5)(11)	14,380.2431	*
Heidi N. Lawton(1)(6)(12)	16,521.6292	*
Joel D. Simmons(1)(7)(13)	5,000.0000	*
Robert D. Parks(1)(2)(3)	31,650.9010	*
David J. Kayner	—
Mark E. Zalatoris(2)(3)(14)	4,354.7947	*
Inland Mortgage Investment Corporation(15)	127,272.6365	*
Inland Real Estate Investment Corporation(15)	6,065,454.3635	9.3
All Executive Officers and Directors as a group	6,339,769.9646	9.8
The Inland Group, Inc.(15)	9,091.0000	*

(1)
Director

(2)
Executive Officer

(3)
The business address of Messrs. Anderson, Carr, Cosenza, Goodwin, Parks, Kayner and Zalatoris is c/o The Inland Group, Inc., 2901Butterfield Road, Oak Brook, Illinois 60523

(4)
The business address of Mr. Burris is Burris & Lebed Consulting LLC, 1130 S. Wabash, Suite 501, Chicago, Illinois 60605

(5)
The business address of Mr. Herter is c/o Wolf & Company LLP, 2100 Clearwater Drive, Oak Brook, Illinois 60521

(6)
The business address for Ms. Lawton is c/o Lawton Realty Group, 2100 Clearwater Drive, Suite 106, Oak Brook, Illinois 60521

(7)
The business address for Mr. Simmons is c/o Cohen Financial Corporation, Corporate 500 Centre, 520 Lake Cook Road, Suite 350, Deerfield, Illinois 60048.

(8)
Includes options to purchase 7,500 shares at exercise prices ranging from $9.05 to $10.45 per share and 1,343.2226 shares owned by Mr. Burris' spouse.

(9)
Includes 9,090.9090 shares owned by the Judith M. Cosenza Revocable Trust, 2,271.9261 shares owned by the Mark Cosenza Gift Trust and 2,271.9261 shares owned by the Cathy Cosenza Gift Trust. Mr. Cosenza serves as trustee of each of these trusts with power to vote the shares and to dispose of the shares.

(10)
Includes 9,090.0000 shares, 127,272.6365 shares, and 6,065,454.3635 shares of our common stock owned by the Inland Group, Inc., Inland Mortgage Investment Corporation and Inland Real Estate Investment Corporation, respectively. Each of these entities is an indirect wholly-owned subsidiary of The Inland Group, Inc. Mr. Goodwin is the controlling shareholder of The Inland Group, Inc.

(11)
Includes options to purchase 7,000 shares at exercise prices ranging from $9.05 to $10.45 per share.

(12)
Includes options to purchase 8,000 shares at exercise prices ranging from $9.05 to $10.45 per share.

(13)
Consists of options to purchase 5,000 shares at an exercise price equal to $10.45 per share.

(14)
Includes 998.8481 shares owned by the Scott Zalatoris Trust and 998.8481 shares owned by the Joanne Zalatoris Trust. Mr. Zalatoris serves as a trustee of each trust along with his spouse. Also includes 727.2720 shares granted to Mr. Zalatoris under the terms of his employment agreement dated June 15, 2001.

(15)
Indirect wholly-owned subsidiary of The Inland Group, Inc.

*
Less than one percent (1%)

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PERFORMANCE GRAPH

        The graph below compares the cumulative total return on our common stock for the last five fiscal years, with the cumulative total return on the Standard & Poor's 500 Index and with the National Association of Real Estate Investment Trusts, Inc. ("NAREIT"), Equity REIT Total Return Index for all equity REITs over the same period (assuming the investment of $100 in our common stock, the S&P 500 Total Return Index and the NAREIT Equity REIT Total Return Index on December 31, 1997, and the reinvestment of all dividends). The NAREIT's Equity REIT Total Return Index excludes REITs which operate healthcare facilities.

Cumulative Total Return Comparison—
IREC Shares, NAREIT Equity Index and S&P 500

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        On June 27, 2000, the stockholders of the Company voted to approve an agreement and plan of merger among the Company, Inland Real Estate Advisory Services, Inc. (the former Advisor) and Inland Commercial Property Management, Inc. (the former Manager), the respective parent entities of the former Advisor and Manager and two wholly-owned subsidiaries of the Company. The Advisor and the Manager were indirect subsidiaries of The Inland Group, Inc., the largest stockholder of the Company. Pursuant to this agreement, the Company issued an aggregate of 6,181,818 shares of common stock in exchange for 100% of the outstanding shares of the Advisor and the Manager. These entities became wholly-owned subsidiaries and, as a result, the Company became a self-administered entity effective July 1, 2000. For purposes of the Merger, the shares issued for the Advisor and the Manager were valued at approximately $68,000,000.

        Prior to the Merger, Inland Real Estate Advisory Services, Inc. provided administration and advisory services pursuant to the terms of an advisory agreement, while Inland Commercial Property Management, Inc. provided property management services. The Company paid the Advisor, on a quarterly basis, an annual "Asset Management Fee" in amounts not to exceed one percent (1%) of its "Average Invested Assets." For the year ended December 31, 2000, the Company paid Asset Management Fees of $2,413,500, or one half of one percent (0.5%) of its "Average Invested Assets." Similarly, prior to the Merger, the Manager was entitled to receive fees for management and leasing services not to exceed 4.5% of gross income on the properties managed. For the year ended December 31, 2000, the Company paid property management fees of $3,044,834. As of July 1, 2000, the Advisor and the Manager became subsidiaries of the Company and, accordingly, no Asset Management Fees or Property Management Fees have been due or paid to these entities in the accompanying consolidated financial statements for the years ended December 31, 2002 and 2001 and the period from July 1, 2000 to December 31, 2000.

        The Inland Group, Inc., through affiliates, owns approximately 10% of the Company's outstanding common stock. The Company is not directly affiliated with The Inland Group, Inc., or its affiliates, therefore, the expenses paid to these affiliates of The Inland Group, Inc. are classified as expenses to non-affiliates on the Consolidated Statement of Operations. The Company is related to The Inland Group, Inc. through common directors serving both on the board of directors of the Company as well as The Inland Group, Inc. and its affiliates. During the years ended December 31, 2002 and 2001, the Company purchased various administrative services, such as payroll preparation and management, data processing, insurance consultation and placement, investor relations, property tax reduction services and mail processing from affiliates of The Inland Group, Inc. The Company pays for these services on an hourly basis. The hourly rate is based on the salary of the individual rendering the services, plus a pro rata allocation of overhead including, but not limited to, employee benefits, rent, materials, fees, taxes and operating expenses incurred by each entity in operating their respective businesses. Computer services were purchased at a contract rate of $30.00 per hour. The Company continues to purchase these services from The Inland Group, Inc. affiliates and for the years ended December 31, 2002 and 2001, these expenses, totaling $2,879,168 and $2,594,380, are included in general and administrative expenses to non-affiliates and $34,842 and $56,382 are included in property operating expenses to non-affiliates, respectively. Additionally, the Company leases its corporate office space from an affiliate of The Inland Group, Inc. Payments under this lease for the years ended December 31, 2002 and 2001 were $169,826 and $131,160, respectively, and are also included in general and administrative expenses to non-affiliates.

        During the years ended December 31, 2002 and 2001, the Company purchased legal services from attorneys employed by The Inland Real Estate Group, Inc., a wholly-owned subsidiary of The Inland Group, Inc. at a rate equal to $200 and $190 per hour for the years ended December 31, 2002 and 2001, respectively. For the years ended December 31, 2002 and 2001, the Company paid approximately $204,755 and $140,822, respectively, for these legal services.

        An affiliate of The Inland Group, Inc. is the mortgagee on the Walgreens property, located in Decatur, Illinois. As of December 31, 2002, the remaining balance of the loan secured by the mortgage was $651,145. The loan secured by this mortgage bears interest at a rate equal to 7.65% per annum and matures on May 31, 2004. For the year ended December 31, 2002, the Company paid principal and interest payments totaling $68,266 on this loan.

        On July 18, 2002, the Company purchased a property from an affiliate of The Inland Group, Inc. for $27,187,100, which is equal to the price paid by the affiliate on June 28, 2002. The Company assumed the current mortgage on the property in the amount of $13,600,000 and the balance of the purchase price was funded using cash and cash equivalents. The property is located in Celebration, Florida and contains 166,131 square feet of net rentable space leased entirely by the Walt Disney Company for a minimum period of 10 years. An affiliate of The Inland Group, Inc. was paid an acquisition fee equal to 1% of the purchase price of the property, or $271,871, in connection with the purchase of this property.

        During the year ended December 31, 2002, an affiliate of The Inland Group, Inc. arranged for the purchase of five additional investment properties for an aggregate purchase price of $80,039,020. The affiliate was paid an acquisition fee equal to 1% of the purchase price of each property, or $800,390, in connection with the purchase of these investment properties.

        During the year ended December 31, 2002, the Company completed financing transactions which resulted in the Company incurring additional indebtedness of $72,489,000. In connection with obtaining this financing, the Company retained the services of Cohen Financial and paid a commission to Cohen in an amount equal to $362,445 (equivalent to one-half of one percent of the principal amount of the indebtedness). The Company anticipates utilizing the services of Cohen Financial in future financing activities. In each case, the Company anticipates paying Cohen Financial a brokerage fee equal to one-half of one percent. Joel D. Simmons, one of the Company's directors, is a limited partner of Cohen Financial.

        In February 2002, the Company completed a financing transaction which resulted in the Company incurring additional indebtedness of $8,000,000. In connection with obtaining this financing, the Company paid a commission for mortgage brokerage services to Inland Mortgage Corporation, an affiliate of The Inland Group, Inc., in an amount equal to $20,000 (equivalent to one-quarter of one percent of the principal amount of the indebtedness). In July 2002, the

Company completed a financing transaction which resulted in the Company incurring additional indebtedness of $13,600,000. In connection with obtaining this financing, the Company paid a commission for mortgage brokerage services to Inland Mortgage Corporation in an amount equal to $68,000 (equivalent to one-half of one percent of the principal amount of the indebtedness). In November 2002, the Company completed a financing transaction which resulted in the Company incurring additional indebtedness of $6,589,000. In connection with obtaining this financing, the Company paid a commission for mortgage brokerage services to Inland Mortgage Corporation in an amount equal to $8,236 (equivalent to one-eighth of one percent of the principal amount of the indebtedness).

        On February 1, 2001, a wholly-owned subsidiary of ours entered into an LLC agreement with a wholly-owned subsidiary of Tri-Land properties, Inc. for the acquisition and redevelopment of the Century Consumer Mall in Merrillville, Indiana. Richard Dube, the brother-in-law of Mr. Daniel Goodwin, one of our directors, is the president and a principal owner of Tri-Land. Each partner's initial equity contribution was $500,000. A wholly-owned subsidiary of ours has the right of first refusal to acquire the property after it is redeveloped. As of December 31, 2002, our net investment was $74,723. In addition, we have committed to lend the LLC up to $17,800,000. The loan bears interest at an initial rate of 9% per annum, paid monthly on average outstanding balances. The loan matures in five years. As of December 31, 2002, the principal balance of this mortgage receivable was $6,641,290.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent (10%) of our shares of common stock to file reports of ownership and changes in ownership with the SEC, and to furnish us with copies of the form. Based solely on our review these forms or written representations from the reporting person, we believe that each director, officer and beneficial owner of more than ten percent (10% of our outstanding common stock complied with these filing requirements during the fiscal year ended December 31, 2002), except that a Form 4 will be filed by May 2, 2003, for each of Messrs. Anderson (for shares received on May 1, 2002, pursuant to his employment agreement), Carr (for shares received on May 1, 2002, pursuant to his employment agreement), Goodwin (for shares purchased on November 1, 2002), Zalatoris (for shares received on January 1, 2002, pursuant to his employment agreement), and for each of our independent directors, Messrs. Burris, Herter and Simmons and Ms. Lawton (for options received on May 16, 2002, to purchase shares of our common stock).

STOCKHOLDER PROPOSALS

        We have not received any stockholder proposals for inclusion in this year's proxy statement. If a stockholder wishes to present a proposal to be included in the proxy statement for the next annual meeting, the proposal must be submitted in writing and received by our secretary at our offices no later than March 18, 2004, addressed as follows: to Corporate Secretary, Inland Real Estate Corporation, 2901 Butterfield Road, Oak Brook, Illinois 60523.

YOUR VOTE IS IMPORTANT. THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. PLEASE PROMPTLY MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.

APPENDIX A

REPORT OF INDEPENDENT DIRECTORS

        As noted in Mr. Parks' letter, we are required to report to you on whether we believe that the policies being followed by the Company are in your best interests and to comment on the fairness of all transactions involving the Company during the last fiscal year.

        As noted in our proxy, we met as a full board nine times last year. The independent directors met an additional six times in fulfilling our duties as members of the audit and compensation committees. Through these meetings, as well as evaluating the materials prepared for these meetings and discussions with management and our advisors, such as our accountants and attorneys, we were able to evaluate all of our business and policies and make determinations regarding whether acquisitions, dispositions or other strategic courses of action were in your best interest. Each transaction or action requiring board approval must be approved by a majority of the board, including a majority of our independent directors. Each transaction or action reviewed by the board or a committee of the board during the preceding fiscal year was, in fact, so approved.

        During the fiscal year ended December 31, 2002, we completed the acquisition of 16 properties for an aggregate of approximately $206 million. Prior to purchasing these properties we received an appraisal, prepared by an independent third party, which reported a value for the subject property equal to or greater than our purchase price. All of these purchases were completed with unaffiliated third parties as a result of negotiations conducted on an arms-length basis. For these reasons, we believe that each real estate acquisition was fair to us.

        As detailed in our proxy statement dated April 28, 2003, for the annual meeting of stockholders to be held on June 18, 2003, under the caption "Certain Relationships and Related Transactions" we engaged in a few transactions with either affiliates of, or parties related to, us, affiliates of The Inland Group, Inc. (the parent of stockholders owning 9.9% of our common stock) or our directors. We believe each of these transactions was fair to us. Our view is based on either reviewing what third parties may charge in an arms-length relationship in the case of administrative services provided by affiliates of The Inland Group, Inc. or brokerage services provided by Cohen Financial or on a third-party opinion of fairness as in the case of the merger. In each instance we believe the fees charged or paid were equal to, or less than, the fees that would have resulted from dealing with an unaffiliated third party. In the case of the merger, we received a fairness opinion that the consideration paid by us was fair from a financial point of view to the Company and our stockholders.

Respectfully submitted,
Roland W. Burris Joel G. Herter Heidi N. Lawton Joel D. Simmons

INLAND REAL ESTATE CORPORATION
2901 Butterfield Road
Oak Brook, Illinois 60523
This Proxy is solicited on behalf of the Board of Directors

        The undersigned hereby appoints Robert D. Parks and David J. Kayner, and each of them, as Proxies, with the power to appoint their substitutes, and hereby authorizes them to reprsent and to vote all the Common Stock of Inland Real Estate Corporation held of record by the undersigned on April 28, 2003, at the Annual Meeting of Stockholders when convened on June 18, 2003 or any adjournment thereof.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS SET FORTH HEREIN. In the event that any other matter may properly come before the Annual Meeting, or any adjournment thereof, the Proxies are authorized, in their discretion, to vote on the matter.

To vote electronically, go to www.inlandvote.com. To vote by phone, please dial (800)541-7661. Please refer to the bottom of this proxy card for your Proxy Account Number and PIN.

PLEASE MARK VOTES AS IN THIS EXAMPLE. ☒

1.
Elect the following seven individuals to serve as directors, including four independent directors, until the next annual meeting of Stockholders or otherwise as provided in our governing documents.

					FOR	AGAINST
		FOR	AGAINST	Joel G. Herter	☐	☐
	Roland W. Burris	☐	☐	Heidi N. Lawton	☐	☐
	G. Joseph Cosenza	☐	☐	Robert D. Parks	☐	☐
	Daniel L. Goodwin	☐	☐	Joel D. Simmons	☐	☐
					FOR	AGAINST	ABSTAIN
2.	Ratify the appointment of KPMG LLP as our independent auditor for the fiscal year ending December 31, 2003.				☐	☐	☐

Signature of Stockholder	Dated:
Signature, if held jointly	Dated:
Signature, if held jointly	Dated:
Signature, if held jointly	Dated:
Signature, if held jointly	Dated:

Please sign exactly as your name or names appear above. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee, guardian or in another representative capacity, please give your full title. If a corporation or partnership, please sign in the name of the corporation or partnership by an authorized officer or person. Please sign, date and return this proxy card promptly using the enclosed envelope.

INLAND REAL ESTATE CORPORATION
2901 Butterfield Road
Oak Brook, Illinois 60523
This Proxy is solicited on behalf of the Board of Directors

        The undersigned hereby appoints Robert D. Parks and David J. Kayner, and each of them, as Proxies, with the power to appoint their substitutes, and hereby authorizes them to reprsent and to vote all the Common Stock of Inland Real Estate Corporation held of record by the undersigned on April 28, 2003, at the Annual Meeting of Stockholders when convened on June 18, 2003 or any adjournment thereof.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS SET FORTH HEREIN. In the event that any other matter may properly come before the Annual Meeting, or any adjournment thereof, the Proxies are authorized, in their discretion, to vote on the matter.

To vote electronically, go to www.inlandvote.com. To vote by phone, please dial (800)541-7661. Please refer to the bottom of this proxy card for your Proxy Account Number and PIN.

PLEASE MARK VOTES AS IN THIS EXAMPLE. ☒

1.
Elect the following seven individuals to serve as directors, including four independent directors, until the next annual meeting of Stockholders or otherwise as provided in our governing documents.

					FOR	AGAINST
		FOR	AGAINST	Joel G. Herter	☐	☐
	Roland W. Burris	☐	☐	Heidi N. Lawton	☐	☐
	G. Joseph Cosenza	☐	☐	Robert D. Parks	☐	☐
	Daniel L. Goodwin	☐	☐	Joel D. Simmons	☐	☐
					FOR	AGAINST	ABSTAIN
2.	Ratify the appointment of KPMG LLP as our independent auditor for the fiscal year ending December 31, 2003.				☐	☐	☐

Signature of Stockholder	Dated:
Signature, if held jointly	Dated:
Signature, if held jointly	Dated:
Signature, if held jointly	Dated:
Signature, if held jointly	Dated:

Please sign exactly as your name or names appear above. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee, guardian or in another representative capacity, please give your full title. If a corporation or partnership, please sign in the name of the corporation or partnership by an authorized officer or person. Please sign, date and return this proxy card promptly using the enclosed envelope.

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INFORMATION ABOUT THE ANNUAL MEETING
  PROPOSAL NO. 1—ELECTION OF DIRECTORS
AUDIT COMMITTEE REPORT
BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
PROPOSAL NO. 2—RATIFY APPOINTMENT OF KPMG LLP
COMMON STOCK OWNERSHIP OF MANAGEMENT
PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS
  APPENDIX A